Exhibit 99.3

[LOGO OF WORLD FUEL SERVICES CORPORATION]

NEWS RELEASE for August 1, 2002 at 7:35 AM EDT

Contact:	Allen & Caron Inc	World Fuel Services Corporation
	Michael Mason (Investors)	Francis X Shea, EVP & CFO
	michaelm@allencaron.com	fshea@wfscorp.com
	Rob Weir (Investors)	(305) 884-2001
robw@allencaron.com
(212) 691-8087
Len Hall (Media)
len@allencaron.com
(949) 474-4300

WORLD FUEL SERVICES CORPORATION ENDORSES GOVERNANCE
GUIDELINES, EXPENSES OPTIONS AND ANNOUNCES NEW FISCAL YEAR

MIAMI SPRINGS, FL (August 1, 2002) … World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and financing of marine and aviation fuel products and related services, reported today that on July 26, 2002, its CEO and CFO filed their respective sworn affidavits regarding Exchange Act filings and that copies of the affidavits are available at the Company’s website.

“Corporate governance is about stewardship of the public trust,” said Paul H Stebbins, Chairman and Chief Executive Officer of World Fuel Services Corporation. “Why should we ask any shareholder to invest in the company if we are not prepared to stand by a policy of full and timely transparency regarding all financial information.”

The Company also announced that effective immediately, all future stock option grants to key employees will be accounted for by expensing the options, starting at the time of issue. The value of stock options will be estimated as the Company has already been disclosing in the footnotes to its financial statements using the Black-Scholes option-pricing model. “Since options obviously have value and are a useful part of our executive compensation program, the most transparent and straightforward way to handle them is to expense them as they are issued,” said Michael J Kasbar, President and Chief Operating Officer.

Finally the Company announced that it is planning to change its fiscal year from the current fiscal year end date of March 31, to a calendar year fiscal date, effective December 31, 2002. “Our current fiscal date has been confusing to shareholders and analysts and since we have little seasonality in our business, a calendar fiscal year would make us more directly comparable to other publicly traded companies,” said Francis X Shea, Executive Vice President and Chief Financial Officer.

MORE—MORE—MORE

WORLD FUEL SERVICES ENDORSES GOVERNANCE GUIDELINES

About World Fuel Services Corporation

Headquartered in Miami Springs, FL, World Fuel Services Corporation is a global leader in the downstream marketing and financing of aviation and marine fuel products and related services. As the marketer of choice in the aviation and shipping industries, World Fuel Services Corporation provides fuel and services at more than 1,100 airports and seaports worldwide. With 30 offices strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine and aviation fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine and aviation fuel management. World Fuel Services’ aviation customers include commercial, passenger and cargo operators as well as corporate clientele. The Company’s marine customers include premier blue-chip companies from all segments of the market. For more information, call (305) 884-2001 or visit www.worldfuel.com.

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

2